Exhibit 99.1

RYVYL Extends its Obligation to Repay Convertible Note to April 2026

SAN DIEGO, CA – May 20, 2024 – RYVYL Inc. (NASDAQ: RVYL) ("RYVYL” or the "Company"), a leading innovator of payment transaction solutions leveraging proprietary blockchain ledger and electronic payment technology for diverse international markets, entered into an Agreement with an existing noteholder (the “Noteholder”) of its 8% Senior Convertible Note (the “Note”), pursuant to which the Noteholder agreed to further forbear RYVYL’s repayment obligation under the Note to April 5, 2026.

Under the terms of the Agreement, in consideration for the Noteholder’s agreement to further extend the Company’s repayment obligation under the Note by an additional year, the Company will make a cash payment of $80,000 now as an advance payment of the next interest payment due and payable under the Note on October 1, 2024. Other terms of the Note remain unchanged, and a total of $19.1 million in principal currently remains outstanding under the Note, which RYVYL intends to repay, in full, on or before April 5, 2026.

“Extending our debt repayment obligation demonstrates the continued confidence and support of our Noteholder and strengthens our financial flexibility as we continue driving growth in multiple verticals across diverse international markets. Prepaying a portion of the scheduled interest payment underscores our commitment to maintaining strong relationships with our financial partners and our focus on investing in the Company's long-term success,” said RYVYL Chairman Ben Errez.

Additional information can be found in the Company's Current Report on Form 8-K filed today with the Securities and Exchange Commission, and available on RYVYL's Investor Relations website https://investors.ryvyl.com/financials/sec-filings/

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports and are characterized by future or conditional words such as "may," "will," "expect," "intend," "anticipate," “believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

IR Contact: David Barnard, LHA Investor Relations, 415-433-3777, RYVYL@lhai.com